SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING February 29, 2000
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1999-B

1.	The aggregate amount of the Investor Percentage
of Collections of Principal Receivables			$       129,876,180.72

 2.	The aggregate amount of the Investor Percentage
of Collections of Finance Charge Receivables
(excluding Interchange)					$	15,069,609.69

 3.	The aggregate amount of the Investor Percentage
of Interchange						$	 1,923,929.10

 4.	The aggregate amount of Servicer Interchange
							$	 1,041,666.67

 5.	The aggregate amount of funds on deposit in
Finance Charge Account allocable to the Series 1999-B
Certificates. 						$	15,951,872.12

 6.	The aggregate amount of funds on deposit in the
Principal Account allocable to the Series 1999-B
Certificates						$	129,876,180.72

7.	The aggregate amount of funds on deposit in the
Principal Funding Account allocable to the Series 1999-B
Certificates						$	          0.00

 8.	The aggregate amount to be withdrawn from the
Finance Charge Account pursuant to Section 4.11 and
distributed to the Collateral Interest Holder in accordance
with subsection 5.01 (c)					$	          0.00

 9.	The Collateral Interest on the Transfer Date of
the current calendar month, after giving effect to the
deposits and withdrawals specified above, is equal to	$	 80,000,000.00

10.	The amount of Monthly Interest, Deficiency
Amounts and Additional Interest payable to the
(i)	Class A Certificateholders			$	  4,205,221.53

(ii)	Class B Certificateholders			$	    278,460.42

(iii)	Collateral Interest Holder			$	    435,322.22

11.	 The amount of principal payable to the
(i)	Class A Certificateholders			$	          0.00

(ii)	Class B Certificateholders			$	          0.00

(iii)	Collateral Interest Holder			$	          0.00

12.	The sum of all amounts payable to the
(i)	Class A Certificateholders			$	  4,205,221.53

(ii)	Class B Certificateholders 			$	    278,460.42

(iii)	Collateral Interest Holder			$	    435,322.22

13.	To the knowledge of the undersigned, no Series
1999-B Pay Out Event or Trust Pay Out Event has occurred except as described below:

									None



IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 10th day of March, 2000.



		BANK OF AMERICA, NATIONAL
		ASSOCIATION (USA),
(formerly known as Bank of America National Association)


	Transferor and Servicer



			By:  /s/ David M. Belk
			    __________________

			Name:    David M. Belk
			Title:	Senior Vice President